Exhibit 32.2

Certification Furnished Pursuant to
18 U.S.C. Section 1350
As Adopted Pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Annual Report of Compressco Partners, L.P. (the “Partnership”) on Form 10-K for the year ending December 31, 2011 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary L. McBride, Chief Financial Officer of Compressco Partners GP, Inc., the general partner of the Partnership certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Partnership.

Date: March 21, 2012	/s/Gary L. McBride
Gary L. McBride
Chief Financial Officer of Compressco Partners GP Inc., general partner of Compressco Partners L.P. (Principal Financial Officer)

A signed original of this written statement required by Section 906 has been provided to the Partnership and will be retained by the Partnership and furnished to the Securities and Exchange Commission or its staff upon request.